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                                                             EXHIBIT 10.59


                                ESCROW AGREEMENT


         THIS AGREEMENT (the "Escrow Agreement") is made as of April 23, 1999, by and among (i) Richard L. Chu, Joseph G. Rickard, John R. Winans, Mario D'Agostino, Karen Moore, and John Kokinis (collectively, the "Pledgor" and individually a "Pledgor"); (ii) HOMECOM COMMUNICATIONS, INC., a Delaware Corporation (hereinafter referred to as the "Pledgee"); and (iii) SIMS MOSS KLINE & DAVIS LLP, a Georgia limited liability partnership (hereinafter referred to as "Escrow Agent").

         WHEREAS, Pledgors have certain obligations to indemnify Pledgee (the "Obligations") under that certain Stock Purchase Agreement of even date herewith between Pledgor and Pledgee (the "Agreement");

         WHEREAS, to secure the Obligations, Pledgor has executed a Pledge and Security Agreement of even date herewith in favor of Pledgee (the "Pledge");

         WHEREAS, the Pledge provides for 17,918 shares of common stock of the Pledgor (the "Pledged Shares") to be held in escrow for the benefit of the Pledgee until the full payment, satisfaction or lapse of the Obligations; and

         WHEREAS, the Pledgee and Pledgor agree that the Pledged Shares shall be deposited with Escrow Agent subject to the terms and conditions of this Escrow Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Pledgor shall deliver the Pledged Shares to the Escrow Agent as required by the Pledge. The Escrow Agent shall hold the Pledged Shares until released to the Parent (on behalf of the Pledgee) or to the Pledgee in accordance with the Pledge. It is agreed that the Escrow Agent shall act as a depository of the Pledged Shares only and shall not be required to take notice of any default or breach of warranty, representation, covenant or agreement of any party contained in the Agreement or Pledge, as amended, or any other agreement between Pledgor and Pledgee. Escrow Agent shall have no responsibility or duty to obtain, collect or enforce any obligations of Pledgor, nor shall Escrow Agent have any responsibility or duty to determine any "Indemnity Amount" or other Obligation due from any Pledgor to the Pledgee, the proper application of any payment or when or if the Obligations have been paid or satisfied in full or have lapsed.

         2. The Escrow Agent shall hold the Pledged Shares until they are released and delivered to the Pledgee or the Pledgor, as the case may be, as provided in Section 9 of the Pledge.

         3. Pledgee agrees to reimburse Escrow Agent for its reasonable expenses incurred in the

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performance of its services hereunder.


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         4. The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which Pledgor and Pledgee agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

                  (a) The Escrow Agent shall be entitled to rely and act upon any notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of any person executing this Agreement or as to the authenticity of any signature to this Agreement.

                  (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any bona fide mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

                  (c) The Escrow Agent shall have no duties except those which are specifically set forth herein. No waiver, modification, amendment, termination or rescission of this Escrow Agreement shall be effective or binding upon the Escrow Agent unless Escrow Agent shall have specifically consented thereto in writing.

                  (d) Pledgors acknowledge, understand and agree that (i) Escrow Agent is Pledgee's counsel and, as such, Escrow Agent has not and will not exercise any independent professional judgment on Pledgor's behalf, and (ii) notwithstanding its role as Escrow Agent hereunder, Escrow Agent may, in the event of a dispute between Pledgor and Pledgee, act as Pledgors' counsel and represent Pledgor in any dispute or litigation, provided Escrow Agent first resigns and delivers any and all Pledged Shares to a successor or substitute Escrow Agent or deposits all disputed funds into court in connection with an action for declaratory judgment or interpleader.

                  (e) Escrow Agent shall have no liability or responsibility to Pledgor or Pledgee for any losses, claims, damages, liabilities, costs or expenses provided that such losses are not the result of Escrow Agent's own gross negligence or willful misconduct. Pledgor and Pledgee hereby, jointly and severally, agree to indemnify, defend and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities, costs and expenses (including court costs and reasonable attorneys' fees) which may be imposed upon or incurred by Escrow Agent in connection with the subject matter of this Escrow Agreement and Escrow Agent's performance of its obligations hereunder, provided that such losses are not the result of Escrow Agent's own gross negligence or willful misconduct.

                  (f) Escrow Agent's sole responsibility shall be to receive the Pledged Shares, hold the Pledged Shares and release the Pledged Shares in accordance with the Pledge. Should any dispute arise among Pledgor and Pledgee as to the proper disposition of the Pledged Shares, then Pledgor and Pledgee agree that Escrow Agent may file a declaratory judgment action or an interpleader action

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to obtain a resolution of such dispute. Such a declaratory judgment action or interpleader action may be filed in the U.S. District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of
Fulton County, Georgia, at the sole and absolute discretion of Escrow Agent. Pledgor and Pledgee, by signing this Agreement, expressly consent and agree to the jurisdiction and venue of such courts and waive and renounce any right to object to the personal jurisdiction or venue of such court and further waive and renounce any right to removal based on diversity of citizenship or transfer to another venue based on forum, non-convenience or any other basis.

         5. This Escrow Agreement may be amended, modified or canceled only by the written consent of all parties hereto. The Escrow Agent (and any successor Escrow Agent) may resign by notifying Pledgee and Pledgor in writing and, until a successor Escrow Agent is appointed by Pledgee and Pledgor and accepts such appointment, the Escrow Agent's only duty hereunder shall be to hold any then-remaining Pledged Shares in accordance with the original provisions of this Escrow Agreement. The appointment of Sims Moss Kline & Davis LLP as escrow agent is to accommodate an expeditious closing of the Agreement. At the request of either Pledgors and Pledgee at any time, Sims Moss Kline & Davis LLP will resign and transfer the Pledged Shares and other funds on deposit with it to an independent third party escrowee reasonably acceptable to Pledgee and Pledgors. Any new escrow agent shall be required to become a party to this Agreement.

         6. Any notices or other communications required or permitted hereunder shall be in writing and delivered by facsimile transmission and by regular mail, postage prepaid, as follows:

            If to Pledgors to:        Ganymede Corp.
                                      175 West Jackson Boulevard, Suite 930
                                      Chicago, IL  60604
                                      Attn: Richard L. Chu
                                      Facsimile:  (312) 663-4503

            With a copy to:           Abramson & Fox
                                      One East Wacker Drive
                                      Chicago, IL 60601
                                      Attn: Joseph C. Grayson
                                      Facsimile: (312) 644-0798

            If to Pledgee:            HomeCom Communications, Inc.
                                      Fourteen Piedmont Center, Suite 100
                                      3535 Piedmont Road
                                      Atlanta, Georgia  30305
                                      Attn: Harvey Sax, Sheela Kosaraju
                                      Facsimile: (404) 237-3060

            With a copy to:           Sims Moss Kline & Davis LLP


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                                      400 Northpark Town Center, Suite 310
                                      1000 Abernathy Road, N.E.
                                      Atlanta, Georgia  30328
                                      Attn: Raymond L. Moss, Esq.
                                      Facsimile:  (770) 481-7210
            If to Escrow Agent:       Sims Moss Kline & Davis LLP
                                      400 Northpark Town Center, Suite 310
                                      1000 Abernathy Road, N.E.
                                      Atlanta, Georgia  30328
                                      Attn: Raymond L. Moss, Esq.
                                      Facsimile:  (770) 481-7210

or at any such other address as shall be furnished in writing by any such party to the other parties hereto. Such notices or other communications so given shall be deemed effectively given when actually received. All notices given to any party hereto shall be copied to all other parties hereto.

         7. This Escrow Agreement shall be governed by the laws of the State of Georgia. Whenever possible each provision of this Escrow Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be deemed severed herefrom and ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8. This Escrow Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         9. Anything contained in this Agreement to the contrary notwithstanding, if with respect to any claim of an Event of Default, the Escrow Agent receives notice from any Pledgor of its objection to the claim or the claimed Indemnity Amount within ten (10) days of the date Pledgors receive notice of the indemnification claim, the Escrow Agent shall hold the Pledged Securities and/or proceeds, as the case may be, and disburse only in accordance with the written agreement of Pledgor and Pledgee, a final order of court or as provided in Section 4(f) herein.

         10. The terms and conditions of the attached Pledge and Security Agreement are incorporated in and a part of this agreement. Capitalized terms used in this agreement and not otherwise defined shall have the meanings ascribed to them in the Agreement.




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         IN WITNESS WHEREOF, the parties hereto have duly caused this Escrow
Agreement to be duly executed as of the date first above written.

                                    PLEDGOR:


                                    /s/ Richard L. Chu
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                                    Richard L. Chu


                                    /s/ Joseph G. Rickard
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                                    Joseph G. Rickard


                                    /s/ John R. Winans
                                    ----------------------------------
                                    John R. Winans


                                    /s/ Mario D'Agostino
                                    ----------------------------------
                                    Mario D'Agostino


                                    /s/ Karen Moore
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                                    Karen Moore


                                    /s/ John Kokinis
                                    ----------------------------------
                                    John Kokinis


                                    PLEDGEE:

                                    HOMECOM COMMUNICATIONS, INC.


                                    By:  /s/ Harvey Sax
                                       -------------------------------
                                    Name:  Harvey Sax
                                    Title:  President and CEO



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